UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 27, 2011

TCF FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10253	41-1591444
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota 55391-1693

(Address of principal executive offices, including Zip Code)

(952) 745-2760

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 27, 2011, at the 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”) of TCF Financial Corporation (“TCF”), stockholders approved an amendment to the TCF Employees Stock Purchase Plan – Supplemental Plan (“Plan”).  The amendment increased the number of shares authorized for issuance under the Plan by 1,000,000 shares.  A copy of the Plan is attached hereto as Exhibit 10(j)-1 and is incorporated herein by reference.

At the 2011 Annual Meeting, stockholders also approved revised and additional performance criteria under the TCF Performance-Based Compensation Policy for Covered Executives (the “Policy”) and the TCF Financial Incentive Stock Program (the “Program”).  The business criteria in the Policy and Program were changed, and Return on Average Common Equity (“ROCE”) was added as an additional business criterion for performance-based goals under the Policy and Program, so that the business criteria in the Policy and Program are better aligned with information that is publicly reported by TCF and its peers, and is thus generally available to stockholders.  The changes will permit stockholders and other interested persons to more easily evaluate the performance-based goals of executive compensation.  A copy of the revised Policy and Program are attached hereto as Exhibit 10(p) and Exhibit 10(b), respectively, and are incorporated herein by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders

On April 27, 2011, the Annual Meeting of the stockholders of TCF Financial Corporation was held. The following is a brief description of each matter voted on at the meeting, and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to each matter.

	For	Withheld/ Abstentions	Broker Non-Votes
1. Election of Directors:
Raymond L. Barton	110,205,132	958,598	17,165,481
Peter Bell	88,662,982	22,500,748	17,165,481
William F. Bieber	63,767,738	47,395,992	17,165,481
Theodore J. Bigos	63,864,445	47,299,285	17,165,481
William A. Cooper	93,831,534	17,332,196	17,165,481
Thomas A. Cusick	94,087,897	17,075,833	17,165,481
Luella G. Goldberg	61,301,685	49,862,045	17,165,481
Karen L. Grandstrand	110,215,161	948,569	17,165,481
George G. Johnson	94,201,174	16,962,556	17,165,481
Vance K. Opperman	60,185,887	50,977,843	17,165,481
Gregory J. Pulles	94,179,663	16,984,067	17,165,481
Gerald A. Schwalbach	63,745,341	47,418,389	17,165,481
Ralph Strangis	62,186,579	48,977,151	17,165,481
Barry N. Winslow	94,168,222	16,995,508	17,165,481
Richard A. Zona	110,209,459	954,271	17,165,481

	For	Against	Withheld/ Abstentions	Broker Non-Votes
2. Approve an increase in the number of authorized shares reserved for issuance under the TCF Employees Stock Purchase Plan – Supplemental Plan	107,819,987	3,247,653	96,090	17,165,481

	For	Against	Withheld/ Abstentions	Broker Non-Votes
3. Approve revised and additional performance criteria under the TCF Performance-Based Compensation Policy	109,021,737	1,920,662	221,331	17,165,481

	For	Against	Withheld/ Abstentions	Broker Non-Votes
4. Approve revised and additional performance criteria under the TCF Financial Incentive Stock Program	106,972,574	3,936,036	255,120	17,165,481

	For	Against	Withheld/ Abstentions
5. Approve an Amended and Restated Certificate of Incorporation to eliminate supermajority voting requirements	126,411,059	1,585,590	332,562

	For	Against	Withheld/ Abstentions	Broker Non-Votes
6. Advisory vote on executive compensation as disclosed in the Proxy Statement	71,376,789	38,953,907	833,034	17,165,481

	Annual	Biennial	Triennial	Withheld/ Abstentions	Broker Non-Votes
7. Advisory vote on the frequency of the stockholder advisory vote on executive compensation	104,628,334	1,171,196	5,089,379	274,821	17,165,481

On April 29, 2011, following the Annual Meeting of Stockholders of TCF, the Board adopted a resolution providing that an advisory vote on executive compensation would be held annually.

	For	Against	Withheld/ Abstentions
8. Advisory vote on the appointment of KPMG LLP as independent registered public accountants for the fiscal year ending December 31, 2011	127,242,584	879,730	206,897

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

	Exhibit No.	Description

	10(b)	Amended and Restated TCF Financial Incentive Stock Program, as amended and restated January 1, 2011

	10(j)-1	TCF Employees Stock Purchase Plan – Supplemental Plan, as amended and restated effective January 1, 2011

	10(p)	TCF Performance-Based Compensation Policy for Covered Executives, as approved effective January 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ William A. Cooper
William A. Cooper,
Chairman and Chief Executive Officer
(Principal Executive Officer)

/s/ Thomas F. Jasper
Thomas F. Jasper, Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)

/s/ David M. Stautz
David M. Stautz, Senior Vice President,
Controller and Assistant Treasurer
(Principal Accounting Officer)

Dated:  May 2, 2011